Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement No. 33-55647, Registration Statement No. 33-60443 and Registration Statement No. 33-60449.


ARTHUR ANDERSEN LLP

St. Louis, Missouri
March 26, 2002


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